The Cincinnati Insurance Company  •  The Cincinnati Indemnity Company

The Cincinnati Casualty Company  •  The Cincinnati Specialty Underwriters Insurance Company

The Cincinnati Life Insurance Company  •  CFC Investment Company  •  CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik, 513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2013 Results

Cincinnati, April 25, 2013 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:

•	First-quarter 2013 net income of $154 million, or 94 cents per share, compared with $86 million, or 53 cents per share, in the first quarter of 2012.
•	66 percent rise in operating income* to $128 million, or 78 cents per share, compared with $77 million, or 48 cents per share.
•	$68 million increase in first-quarter 2013 net income reflected the after-tax net effect of two primary items: $45 million improvement in the contribution from property casualty underwriting, including a favorable effect of $51 million from lower natural catastrophe losses, and a $17 million increase from net realized investment gains.
•	$35.41 book value per share at March 31, 2013, up 6 percent from December 31, 2012.
•	7.0 percent value creation ratio for the first quarter of 2013, compared with 4.2 percent for the first quarter of 2012.

Financial Highlights

(Dollars in millions except share data in thousands)	Three months ended March 31,
	2013	2012	Change %
Revenue Highlights
Earned premiums	$931	$839	11
Investment income, pretax	128	131	(2)
Total revenues	1,103	986	12
Income Statement Data
Net income	$154	$86	79
Net realized investment gains and losses	26	9	189
Operating income*	$128	$77	66
Per Share Data (diluted)
Net income	$0.94	$0.53	77
Net realized investment gains and losses	0.16	0.05	220
Operating income*	$0.78	$0.48	63

Book value	$35.41	$32.07	10
Cash dividend declared	$0.4075	$0.4025	1
Weighted average shares outstanding	164,924	163,145	1

Insurance Operations First-Quarter Highlights

•	91.2 percent first-quarter 2013 property casualty combined ratio, improved from 99.1 percent for first-quarter 2012.
•	15 percent increase in first-quarter net written premiums, reflecting higher pricing and planned growth from strategic initiatives.
•	$135 million first-quarter 2013 property casualty new business written premiums, up $27 million to a record high for any quarter. Agencies appointed since the beginning of 2012 contributed $12 million or 9 percent to total first-quarter new business written premiums.
•	8 cents per share contribution from life insurance operating income to first-quarter results, up 4 cents from 2012.

Investment and Balance Sheet Highlights

•	2 percent or $3 million decline in first-quarter 2013 pretax investment income, due to lower interest income and common stock portfolio dividends received during the fourth quarter of 2012 that ordinarily would have been paid during the first quarter.
•	3 percent first-quarter rise in fair value of invested assets plus cash at March 31, 2013, including a 13 percent increase for the equity portfolio and a 1 percent increase for the bond portfolio.
•	$1.314 billion parent company cash and marketable securities at March 31, 2013, up 14 percent from year-end 2012.

*	The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures on Page 11 defines and reconciles measures presented in this release that are not based on Generally Accepted Accounting Principles.
**	Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement (see Page 9).

CINF 1Q13 Release	1

Strong First-Quarter Operating Earnings

Steven J. Johnston, president and chief executive officer, commented: “Consolidated operating income for the first quarter reached 78 cents per share, our best first-quarter result since 2007 on a per-share basis. Underwriting profits rose for each of our three property casualty insurance segments and our life insurance segment. The contribution from investment income was slightly below last year’s first quarter result, largely due to timing differences as some equity dividends we typically would have received in the first quarter were instead accelerated and received in the fourth-quarter 2012. Despite this timing anomaly, we continue to experience annual dividend increases from the vast majority of our common stock holdings.”

Stronger Underwriting Profitability

“We are encouraged by the incremental progress of our strategic initiatives to grow premium revenues, improve pricing precision and adequacy, mitigate losses and achieve efficiencies. Lower catastrophe losses led to $78 million of first-quarter property casualty underwriting profits before taxes, up from $9 million for the first quarter of 2012. The combined ratio improved a very satisfactory 8 percentage points to 91.2 percent. Core underwriting for the first quarter also continued to improve, with 10 percentage points of improvement in our loss and loss expense ratio for the current accident year before catastrophe losses. That ratio improved 2.5 points compared with the second half of 2012.

“The benefits from the lower catastrophes and from core underwriting progress were partially offset by a lower benefit from favorable development on policy reserves for claims that occurred in prior years. We strengthened prior year reserves for some lines of business for losses incurred but not yet reported, consistent with our commitment to target reserve levels in the upper half of the actuarially estimated range.”

Stronger Growth

“As planned, we are experiencing strong growth powered by the cumulative effects of higher prices, additional agency appointments and new products introduced in recent periods and still rolling out. Net written premiums rose 15 percent over last year’s first-quarter result, with new business up 25 percent. So far in 2013, we have selected 33 new independent insurance agencies to represent us. Those newly appointed agencies, together with the 140 agencies appointed in 2012, contributed one-third of the $27 million increase in first-quarter new business. While their business is new to us, much of it comes from seasoned accounts with known risk quality, as the agents have served these accounts for many years.

“We heightened our efforts during the first quarter to assure pricing precision, using predictive analytics and agent-provided information to identify the right price for new policies and renewals. Commercial and personal lines policies renewed with average price increases in a mid-single-digit range, while our excess and surplus lines policies renewed with average increases in a low-double-digit range.

“To achieve consistent, long-term profitability, we have to do more than seek rate adequacy. We are focusing on ways to mitigate losses while helping our policyholders control their premiums. Our stepped-up program of property inspections and loss control services identifies actions policyholders can take to reduce risk. We expect to complete 16,000 commercial property inspections and 60,000 exterior home inspections in 2013. We are selectively applying wind and hail deductibles and excluding older or damaged roofs from replacement cost coverage, and we are raising minimum deductibles on new business, encouraging policyholders to maintain their property and use insurance for larger losses.”

Stronger Balance Sheets

“Our property casualty statutory surplus rose to over $4 billion as of March 31, indicating ample capital to support our growth plans. Book value rose $1.93 to $35.41 per share, with healthy contributions from insurance operations and from unrealized gains in the investment portfolio, which rose 19 percent on a pretax basis since year-end 2012. Our 2013 value creation ratio is 7.0 percent as of March 31, on a good pace to achieve our targeted average annual ratio in the range of 10 to 13 percent.”

CINF 1Q13 Release	2

Consolidated Property Casualty Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2013	2012	Change %
Earned premiums	$889	$798	11
Fee revenues	-	1	(100)
Total revenues	889	799	11

Loss and loss expenses	524	539	(3)
Underwriting expenses	287	251	14
Underwriting profit	$78	$9	767

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	59.0%	67.5%	(8.5)
Underwriting expenses	32.2	31.6	0.6
Combined ratio	91.2%	99.1%	(7.9)

			Change %
Agency renewal written premiums	$845	$762	11
Agency new business written premiums	135	108	25
Other written premiums	(10)	(27)	63
Net written premiums	$970	$843	15

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	58.1%	68.1%	(10.0)
Current accident year catastrophe losses	2.0	13.9	(11.9)
Prior accident years before catastrophe losses	(0.3)	(11.7)	11.4
Prior accident years catastrophe losses	(0.8)	(2.8)	2.0
Loss and loss expense ratio	59.0%	67.5%	(8.5)

Current accident year combined ratio before catastrophe losses	90.3%	99.7%	(9.4)

•	$127 million or 15 percent increase in first-quarter 2013 property casualty net written premiums. Growth reflected the effects of premium growth strategies, an improving pricing environment and rising insured exposures from the slowly improving economy.
•	$27 million increase to $135 million in 2013 new business written by agencies, reflecting more precise pricing and contributions from new agency appointments or other growth initiatives. $16 million of the increase was from standard market property casualty production from agencies appointed prior to the beginning of 2012 and $10 million from appointments since then, plus $1 million for excess and surplus lines.
•	1,427 agency relationships in 1,779 reporting locations marketing standard market property casualty insurance products at March 31, 2013, compared with 1,408 agency relationships in 1,758 reporting locations at year-end 2012. Thirty-three new agency appointments were made during the first three months of 2013.
•	7.9 percentage-point first-quarter 2013 combined ratio improvement, reflecting a 9.9 point reduction in losses from natural catastrophes. Better pricing and ongoing effects from other recent-year claims and loss control initiatives contributed to improved current accident year results before catastrophe losses, and were partially offset by estimates of reserves for prior accident years.
•	10.0 percentage-point improvement, to 58.1 percent, for the three-month 2013 ratio of accident year losses and loss expenses before catastrophes, despite a 3.3 point increase in the ratio for new losses of $250,000 or more per claim.
•	1.1 percentage-point first-quarter 2013 benefit from favorable prior accident year reserve development of $10 million, compared with 14.5 percent from $116 million of development for the same period of 2012. The decline in favorable reserve development was primarily due to higher estimates of incurred but not reported losses in the commercial casualty, commercial auto and personal auto lines of business.
•	0.6 percentage-point increase in the first-quarter underwriting expense ratio, as ongoing expense management efforts and higher earned premiums were offset by higher commissions.

CINF 1Q13 Release	3

Insurance Operations Highlights

Commercial Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2013	2012	Change %
Earned premiums	$631	$568	11
Fee revenues	-	1	(100)
Total revenues	631	569	11

Loss and loss expenses	365	348	5
Underwriting expenses	208	187	11
Underwriting profit	$58	$34	71

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	57.8%	61.1%	(3.3)
Underwriting expenses	33.0	33.1	(0.1)
Combined ratio	90.8%	94.2%	(3.4)

			Change %
Agency renewal written premiums	$631	$571	11
Agency new business written premiums	97	75	29
Other written premiums	-	(20)	100
Net written premiums	$728	$626	16

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	58.6%	67.9%	(9.3)
Current accident year catastrophe losses	1.1	9.1	(8.0)
Prior accident years before catastrophe losses	(1.2)	(13.6)	12.4
Prior accident years catastrophe losses	(0.7)	(2.3)	1.6
Loss and loss expense ratio	57.8%	61.1%	(3.3)

Current accident year combined ratio before catastrophe losses	91.6%	101.0%	(9.4)

•	$102 million or 16 percent growth in first-quarter 2013 commercial lines net written premiums, primarily due to premium growth strategies, higher average pricing and rising insured exposures.
•	$60 million or 11 percent rise in first-quarter renewal written premiums reflected commercial lines renewal pricing changes, increasing on average in a mid-single-digit range, in addition to rising insured exposures.
•	$22 million increase in first-quarter new business written premiums, reflecting recent agency appointments and higher pricing. Policies with annual premiums of $50,000 or more represented just over half of the increase, and in aggregate their premiums grew at a pace more than double the rate of smaller policies.
•	$20 million contribution to net written premium growth from other written premiums, reflecting a small increase in premiums ceded to reinsurers that was offset by a more favorable adjustment, compared with the first quarter of 2012, for estimated direct written premiums of policies in effect but not yet processed.
•	3.4 percentage-point first-quarter 2013 combined ratio improvement, reflecting a 6.4 point reduction in losses from natural catastrophes.
•	9.3 percentage-point improvement, to 58.6 percent, for the three-month 2013 ratio of accident year losses and loss expenses before catastrophes, despite a 5.0 point increase in the ratio for new losses of $250,000 or more per claim. Better pricing and ongoing effects from other recent-year claims and loss control initiatives drove the improvement.
•	1.9 percentage-point first-quarter 2013 benefit from favorable prior accident year reserve development of $12 million, compared with 15.9 percent from $90 million of development for the same period of 2012.

CINF 1Q13 Release	4

Personal Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2013	2012	Change %
Earned premiums	$231	$209	11

Loss and loss expenses	141	174	(19)
Underwriting expenses	70	57	23
Underwriting profit (loss)	$20	$(22)	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	61.3%	83.6%	(22.3)
Underwriting expenses	30.3	27.3	3.0
Combined ratio	91.6%	110.9%	(19.3)

			Change %
Agency renewal written premiums	$195	$175	11
Agency new business written premiums	28	24	17
Other written premiums	(8)	(6)	(33)
Net written premiums	$215	$193	11

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	54.7%	67.9%	(13.2)
Current accident year catastrophe losses	4.8	28.2	(23.4)
Prior accident years before catastrophe losses	3.1	(7.8)	10.9
Prior accident years catastrophe losses	(1.3)	(4.7)	3.4
Loss and loss expense ratio	61.3%	83.6%	(22.3)

Current accident year combined ratio before catastrophe losses	85.0%	95.2%	(10.2)

•	$22 million or 11 percent growth in first-quarter 2013 personal lines net written premiums, primarily due to higher renewal written premiums that reflect rate increases.
•	$4 million or 17 percent increase in first-quarter new business written premiums, in line with the full-year 2012 growth rate and reflecting recent agency appointments and higher average pricing.
•	19.3 percentage-point first-quarter 2013 combined ratio improvement, primarily due to a 20.0 point reduction in losses from natural catastrophes.
•	13.2 percentage-point improvement, to 54.7 percent, for the three-month 2013 ratio of accident year losses and loss expenses before catastrophes, reflecting better pricing and ongoing effects from other recent-year initiatives.
•	1.8 percentage-point first-quarter 2013 unfavorable reserve development on prior accident years netting to $4 million, compared with 12.5 points or $26 million of favorable development for the same period of 2012.

CINF 1Q13 Release	5

Excess and Surplus Lines Insurance Operations

(Dollars in millions)	Three months ended March 31,
	2013	2012	Change %
Earned premiums	$27	$21	29

Loss and loss expenses	18	17	6
Underwriting expenses	9	7	29
Underwriting profit (loss)	$-	$(3)	100

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	65.2%	81.6%	(16.4)
Underwriting expenses	32.8	32.0	0.8
Combined ratio	98.0%	113.6%	(15.6)

			Change %
Agency renewal written premiums	$19	$16	19
Agency new business written premiums	10	9	11
Other written premiums	(2)	(1)	(100)
Net written premiums	$27	$24	13

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	73.6%	78.3%	(4.7)
Current accident year catastrophe losses	0.1	2.4	(2.3)
Prior accident years before catastrophe losses	(8.8)	(0.4)	(8.4)
Prior accident years catastrophe losses	0.3	1.3	(1.0)
Loss and loss expense ratio	65.2%	81.6%	(16.4)

Current accident year combined ratio before catastrophe losses	106.4%	110.3%	(3.9)

•	$3 million or 13 percent growth in first-quarter 2013 excess and surplus lines net written premiums, largely due to average renewal price increases that rose to a low-double-digit range.
•	15.6 percentage-point combined ratio improvement for first-quarter 2013, largely due to a higher level of benefit from favorable development on prior accident year reserves. Results for the current accident year before catastrophe losses also improved, reflecting higher pricing.

CINF 1Q13 Release	6

Life Insurance Operations

(In millions)	Three months ended March 31,
	2013	2012	Change %
Term life insurance	$29	$27	7
Universal life insurance	5	7	(29)
Other life insurance, annuity, and disability income products	8	7	14
Earned premiums	42	41	2
Investment income, net of expenses	35	34	3
Other income	1	-	nm
Total revenues, excluding realized investment gains and losses	78	75	4
Contract holders benefits	44	43	2
Underwriting expenses	13	22	(41)
Total benefits and expenses	57	65	(12)
Net income before income tax and realized investment gains and losses	21	10	110
Income tax	7	4	75
Net income before realized investment gains and losses	$14	$6	133

•	$1 million or 2 percent growth in first-quarter 2013 earned premiums, including 7 percent for term life insurance, our largest life insurance product line.
•	$6 million decline to $11 million in first-quarter 2013 fixed annuity deposits received, slowing as planned. Cincinnati Life does not offer variable or indexed products.
•	$8 million rise in first-quarter profit, primarily due to lower underwriting expenses as first-quarter 2012 included a one-time actuarial adjustment that decreased the amount of expenses deferred to future periods.
•	$12 million or 1 percent first-quarter 2013 growth to $869 million in GAAP shareholders’ equity for The Cincinnati Life Insurance Company.

CINF 1Q13 Release	7

Investment and Balance Sheet Highlights

Investment Operations

(In millions)	Three months ended March 31,
	2013	2012	Change %
Total investment income, net of expenses, pretax	$128	$131	(2)
Investment interest credited to contract holders	(21)	(21)	0
Realized investment gains and losses summary:
Realized investment gains and losses	42	25	68
Change in fair value of securities with embedded derivatives	1	4	(75)
Other-than-temporary impairment charges	(2)	(16)	88
Total realized investment gains and losses	41	13	215
Investment operations profit	$148	$123	20

(In millions)	Three months ended March 31,
	2013	2012	Change %
Investment income:
Interest	$102	$106	(4)
Dividends	27	26	4
Other	1	1	0
Investment expenses	(2)	(2)	0
Total investment income, net of expenses, pretax	128	131	(2)
Income taxes	(31)	(32)	3
Total investment income, net of expenses, after-tax	$97	$99	(2)

Effective tax rate	24.3%	24.4%

Average yield pretax	4.14%	4.48%
Average yield after-tax	3.14%	3.39%

•	2 percent decline in first-quarter pretax investment income, as a $1 million increase in dividends was offset by a $4 million decline in interest income.
•	$356 million or 19 percent first-quarter 2013 net increase in pretax unrealized investment portfolio gains, including $381 million in the equity portfolio. $42 million of pretax net realized gains were from investment portfolio security sales or called bonds during the first quarter of 2013, including $37 million from the equity portfolio.

(Dollars in millions except share data)	At March 31,	At December 31,
	2013	2012
Balance sheet data:
Invested assets	$13,037	$12,534
Total assets	17,037	16,548
Short-term debt	104	104
Long-term debt	790	790
Shareholders' equity	5,785	5,453
Book value per share	35.41	33.48
Debt-to-total-capital ratio	13.4%	14.1%

•	$13.417 billion in consolidated cash and invested assets at March 31, 2013, up 3 percent from $13.021 billion at year-end 2012.
•	$9.169 billion bond portfolio at March 31, 2013, with an average rating of A2/A. Fair value rose $76 million or 1 percent during the first quarter of 2013.
•	$3.801 billion equity portfolio was 29.2 percent of invested assets, including $1.385 billion in pretax net unrealized gains at March 31, 2013. $428 million or 13 percent first-quarter 2013 growth in fair value.
•	$4.131 billion of statutory surplus for the property casualty insurance group at March 31, 2013, up $217 million from $3.914 billion at year-end 2012, after declaring $75 million in dividends to the parent company. The ratio of net written premiums to property casualty statutory surplus for the 12 months ended March 31, 2013, was 0.9-to-1, unchanged from year-end 2012.
•	Value creation ratio of 7.0 percent for first-quarter of 2013 included 2.3 percent from net income before net realized investment gains and 4.7 percent from investment portfolio realized gains and changes in unrealized gains.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

CINF 1Q13 Release	8

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

Safe Harbor Statement

This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2012 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 26.

Factors that could cause or contribute to such differences include, but are not limited to:

•	Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•	Increased frequency and/or severity of claims
•	Inadequate estimates or assumptions used for critical accounting estimates
•	Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•	Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•	Events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
o	Significant or prolonged decline in the value of a particular security or group of securities and impairment of the asset(s)
o	Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
o	Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•	Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•	Increased competition that could result in a significant reduction in the company’s premium volume
•	Delays or performance inadequacies from ongoing development and implementation of underwriting and pricing methods or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•	Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•	Inability to obtain adequate reinsurance on acceptable terms, amount of reinsurance purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•	Difficulties with technology or data security breaches, including cyber attacks, that could negatively affect our ability to conduct business and our relationships with agents, policyholders and others
•	Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•	Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
o	Downgrades of the company’s financial strength ratings
o	Concerns that doing business with the company is too difficult
o	Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•	Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
o	Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
o	Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
o	Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
o	Add assessments for guaranty funds, other insurance related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
o	Increase our provision for federal income taxes due to changes in tax law
o	Increase our other expenses
o	Limit our ability to set fair, adequate and reasonable rates
o	Place us at a disadvantage in the marketplace
o	Restrict our ability to execute our business model, including the way we compensate agents
•	Adverse outcomes from litigation or administrative proceedings
•	Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•	Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•	Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location

Further, the company’s insurance businesses are subject to the effects of changing social, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.

* * *

CINF 1Q13 Release	9

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2013	2012

Assets
Investments	$13,037	$12,534
Cash and cash equivalents	380	487
Premiums receivable	1,291	1,214
Reinsurance receivable	620	615
Other assets	1,709	1,698
Total assets	$17,037	$16,548

Liabilities
Insurance reserves	$6,550	$6,525
Unearned premiums	1,875	1,792
Deferred income tax	588	453
Long-term debt and capital lease obligations	831	827
Other liabilities	1,408	1,498
Total liabilities	11,252	11,095

Shareholders' Equity
Common stock and paid-in capital	1,541	1,528
Retained earnings	4,109	4,021
Accumulated other comprehensive income	1,362	1,129
Treasury stock	(1,227)	(1,225)
Total shareholders' equity	5,785	5,453
Total liabilities and shareholders' equity	$17,037	$16,548

(Dollars in millions except per share data)	Three months ended March 31,
	2013	2012

Revenues
Earned premiums	$931	$839
Investment income, net of expenses	128	131
Realized investment gains and losses, net	41	13
Other revenues	3	3
Total revenues	1,103	986

Benefits and Expenses
Insurance losses and policyholder benefits	568	582
Underwriting, acquisition and insurance expenses	300	274
Interest expense	13	14
Other operating expenses	5	4
Total benefits and expenses	886	874

Income Before Income Taxes	217	112

Provision for Income Taxes	63	26

Net Income	$154	$86

Per Common Share:
Net income—basic	$0.95	$0.53
Net income—diluted	0.94	0.53

CINF 1Q13 Release	10

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures

(See attached tables for 2013 reconciliations; prior-period reconciliations available at cinfin.com/investors.)

Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

Management uses certain non-GAAP and non-statutory financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP measures to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.

•	Operating income: Operating income is calculated by excluding net realized investment gains and losses (defined as realized investment gains and losses after applicable federal and state income taxes) from net income. Management evaluates operating income to measure the success of pricing, rate and underwriting strategies. While realized investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses can be recognized from certain changes in market values of securities without actual realization. Management believes that the level of realized investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.

For these reasons, many investors and shareholders consider operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents operating income so that all investors have what management believes to be a useful supplement to GAAP information.

•	Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this non-GAAP measure is a useful supplement to GAAP information, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.

•	Statutory accounting rules: For public reporting, insurance companies prepare financial statements in accordance with GAAP. However, insurers also must calculate certain data according to statutory accounting rules as defined in the NAIC’s Accounting Practices and Procedures Manual, which may be, and has been, modified by various state insurance departments. Statutory data is publicly available, and various organizations use it to calculate aggregate industry data, study industry trends and compare insurance companies.

•	Written premium: Under statutory accounting rules, property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. Earned premium, used in both statutory and GAAP accounting, is calculated ratably over the policy term. The difference between written and earned premium is unearned premium.

CINF 1Q13 Release	11

Cincinnati Financial Corporation

Balance Sheet Reconciliation

(Dollars are per share)	Three months ended March 31,
	2013	2012
Book value change per share:
Book value as originally reported December 31, 2011		$31.16
Cumulative effect of a change in accounting for deferred policy acquisition costs, net of tax		(0.13)
Book value as adjusted December 31, 2011		$31.03

Value creation ratio:
End of period book value - as originally reported	$35.41	$32.07
Less beginning of period book value - as originally reported	33.48	31.16
Change in book value - as originally reported	1.93	0.91
Dividend declared to shareholders	0.4075	0.4025
Total contribution to value creation ratio	$2.3375	$1.3125
Contribution to value creation ratio from change in book value*	5.8%	2.9%
Contribution to value creation ratio from dividends declared to shareholders**	1.2	1.3
Value creation ratio	7.0%	4.2%

*    Change in book value divided by the beginning of period book value as originally reported

**  Dividend declared to shareholders divided by beginning of period book value as originally reported

Net Income Reconciliation

(In millions except per share data)	Three months ended March 31,
	2013	2012
Net income	$154	$86
Net realized investment gains and losses	26	9
Operating income	128	77
Less catastrophe losses	(7)	(58)
Operating income before catastrophe losses	$135	$135

Diluted per share data:
Net income	$0.94	$0.53
Net realized investment gains and losses	0.16	0.05
Operating income	0.78	0.48
Less catastrophe losses	(0.04)	(0.35)
Operating income before catastrophe losses	$0.82	$0.83

Property Casualty Reconciliation
	Three months ended March 31, 2013
	Consolidated	Commercial	Personal	E&S
Premiums:
Written premiums	$970	$728	$215	$27
Unearned premiums change	(81)	(97)	16	-
Earned premiums	$889	$631	$231	$27

Statutory ratio:
Statutory combined ratio	88.9%	86.8%	94.1%	98.5%
Contribution from catastrophe losses	1.2	0.4	3.5	0.4
Statutory combined ratio excluding catastrophe losses	87.7%	86.4%	90.6%	98.1%

Commission expense ratio	17.9%	16.5%	21.7%	26.9%
Other expense ratio	12.0	12.5	11.1	6.4
Statutory expense ratio	29.9%	29.0%	32.8%	33.3%

GAAP ratio:
GAAP combined ratio	91.2%	90.8%	91.6%	98.0%
Contribution from catastrophe losses	1.2	0.4	3.5	0.4
Prior accident years before catastrophe losses	(0.3)	(1.2)	3.1	(8.8)
GAAP combined ratio excluding catastrophe losses and prior accident years	90.3%	91.6%	85.0%	106.4%

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on whole dollar amounts.

CINF 1Q13 Release	12